Exhibit 4(b)

TRANSACTION AGREEMENT

dated as of

April 21, 2011

between

MORGAN STANLEY

and

MITSUBISHI UFJ FINANCIAL GROUP, INC.

		PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	3

ARTICLE 2
TRANSACTIONS

Section 2.01.	Closing	4

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01.	Organization, Authority and Significant Subsidiaries	4
Section 3.02.	Capitalization	4
Section 3.03.	Authorization, Enforceability of Transaction Documents	5
Section 3.04.	Authorization of Common Stock and Series D Preferred Shares	5
Section 3.05.	Shareholder Approvals	6
Section 3.06.	No Material Adverse Effect	6

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Section 4.01.	Investor Status	6
Section 4.02.	Listing and Reporting Requirements	7
Section 4.03.	Foreign Jurisdictions	7
Section 4.04.	Ownership of Series B Preferred Shares; Authorization of the Transaction Documents	7
Section 4.05.	No Reliance on Advice	8

ARTICLE 5
COVENANTS

Section 5.01.	Regulatory Matters	8
Section 5.02.	NYSE Listing	9
Section 5.03.	Publicity	9
Section 5.04.	Tax Treatment	9
Section 5.05.	Adjustment of Conversion Rate	9
Section 5.06.	Transfer Restrictions	9
Section 5.07.	Requisite Shareholder Approval	10
Section 5.08.	New Committee	10
Section 5.09.	Registration Rights Agreements	10

ARTICLE 6
CONDITIONS TO CLOSING

Section 6.01.	Conditions to Obligations of the Company and the Investor	10
Section 6.02.	Conditions to Obligation of the Investor	10
Section 6.03.	Conditions to Obligation of the Company	11

ARTICLE 7
EXCHANGE ELECTION

Section 7.01.	Right To Exchange	11
Section 7.02.	Exchange Closing	11
Section 7.03.	Effect Of Exchange	12
Section 7.04.	Definitions	12

ARTICLE 8
TERMINATION

Section 8.01.	Grounds for Termination	12
Section 8.02.	Effect of Termination	13

ARTICLE 9
MISCELLANEOUS

Section 9.01.	Survival of Representations, Warranties and Agreements	13
Section 9.02.	Notices	13
Section 9.03.	Amendments and Waivers	14
Section 9.04.	Expenses	14
Section 9.05.	Successors and Assigns	14
Section 9.06.	Governing Law	14
Section 9.07.	Jurisdiction	14
Section 9.08.	Process Agent	15
Section 9.09.	Counterparts; Effectiveness; Third Party Beneficiaries	15
Section 9.10.	Entire Agreement	15
Section 9.11.	Severability	15
Section 9.12.	Specific Performance	15

EXHIBIT A	Form of Investor Agreement Amendment
EXHIBIT B	Form of Corporate Counsel Opinion (New Shares)
EXHIBIT C	Form of Corporate Counsel Opinion (Series D Preferred Shares)
EXHIBIT D	Form of Certificate of Designations of Preferences and Rights of the 10% Series D Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock ($1,000 Liquidation Preference Per Share)

SCHEDULE A	Required Approvals

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TRANSACTION AGREEMENT

TRANSACTION AGREEMENT (this “Agreement”) dated as of April 21, 2011 between MORGAN STANLEY, a Delaware corporation (the “Company”), and MITSUBISHI UFJ FINANCIAL GROUP, INC., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Investor is the record and beneficial owner of all of the issued and outstanding shares of the Company’s 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Shares”);

WHEREAS, the Company and the Investor are parties to an Investor Agreement dated as of October 13, 2008 (as amended on October 27, 2008, the “Investor Agreement”);

WHEREAS, the Company desires the Investor to convert all of the Series B Preferred Shares owned by it into Common Stock; and

WHEREAS, in connection with such conversion, the Company and the Investor have agreed to make certain changes to the Investor Agreement and other matters.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a). As used herein, the following terms have the following meanings:

“Adjusted Conversion Rate” means initially 49.1713 shares of Common Stock per Series B Preferred Share, subject to adjustment in the same manner, and at the same time, as the Conversion Rate (as such term is defined in the Series B CoD) in connection with any issuance, dividend or distribution described in Section 11(a)(i) of the Series B CoD.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Bankruptcy Exceptions” means applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday in New York City or in Tokyo, Japan, or any other day on which commercial banks in New York City or in Tokyo, Japan are authorized or required by law or government decree to close.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Closing Date” means the date of the Closing.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, securities exchanges, self-regulatory organizations, department, court, agency or official, including any political subdivision thereof.

“Investor Agreement Amendment” means an amendment to the Investor Agreement in the form attached hereto as Exhibit A.

“Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has a material adverse effect on (i) the business, assets, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the Transactions, other than, in each case, any adverse effect (A) resulting from the announcement of the Transactions or (B) attributable to the Company’s indirect minority ownership in Mitsubishi UFJ Morgan Stanley Securities, Co. Ltd.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Required Approvals” means (i) a determination from the Federal Reserve that the consummation of the Transactions would not cause the Federal Reserve’s prior determination that the Investor does not control the Company to change and, if deemed necessary by the Federal Reserve, approval of the Transactions pursuant to Sections 3 and 4 of the Bank Holding Company Act of 1956, as amended, and Section 163 of the Dodd-Frank Act; (ii) a determination from the Federal Deposit Insurance Corporation that the consummation of the Transactions would not cause the Federal Deposit Insurance Corporation’s prior determination that the Investor is not deemed to control the Company for purposes of Section 3(w)(5) of the Federal Deposit Insurance Act to change; (iii) all approvals or authorizations of, filings and registrations with, and notifications to, all Governmental Authorities, including those set forth on Schedule A hereto, that are necessary to consummate the Transactions and (iv) the Requisite Shareholder Approval.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B CoD” means the Amended Certificate of Designations of Preferences and Rights of the Series B Preferred Shares.

“Shares” means, collectively, the New Shares and the Series D Preferred Shares.

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“Transaction Documents” means this Agreement and the Investor Agreement Amendment.

“Transactions” means the transactions contemplated by the Transaction Documents.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Closing	2.01
Code	5.04
Company	Preamble
Company Preferred Stock	3.02
Exchange	7.01
Exchange Closing	7.02
Exchange Date	7.01
Investor	Preamble
Investor Agreement	Recitals
New Shares	2.01
Registration Rights Agreement	5.09
Requisite Shareholder Approval	5.07
Series A Preferred Stock Series B Preferred Shares	3.02 Recitals
Series D CoD	7.02
Series D Preferred Shares	7.01
Significant Subsidiary Substantial Detriment Voting Debt	3.01 5.01(e) 3.02

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

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ARTICLE 2

TRANSACTIONS

Section 2.01. Closing. The consummation of the Transactions (the “Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, as soon as reasonably practicable after the satisfaction of the conditions set forth in Article 6 but in no event later than two Business Days thereafter, or at such other time or place as the Company and the Investor may agree. At the Closing:

(a) the Investor shall convert all of the Series B Preferred Shares owned by it into Common Stock pursuant to, and in accordance with, Section 9 and Section 10(b) of the Series B CoD, whereupon the Company shall deliver to the Investor the number of shares of Common Stock, registered in the name of the Investor, to which the Investor is entitled as a result of such conversion pursuant to the Series B CoD (such shares of Common Stock, the “New Shares”) (it being understood that, as of the date hereof, after giving effect to the adjustment to the Conversion Rate contemplated by Section 5.05, it is anticipated that the Company shall deliver to the Investor 385,464,097 New Shares pursuant to this Section upon conversion of the Series B Preferred Shares); and

(b) each of the Company and the Investor shall deliver to each other duly executed counterparts of the Investor Agreement Amendment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as of the date hereof that:

Section 3.01. Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

Section 3.02. Capitalization. The authorized capital stock of Company consists of 3,500,000,000 shares of Company Common Stock, and 30,000,000 shares of preferred stock (“Company Preferred Stock”), par value $0.01 per share, of which, as of March 31, 2011, (1) 1,545,064,012 shares of Common Stock were issued and outstanding, (2) 46,000 shares of Company Preferred Stock are designated as Floating Rate Non-Cumulative Preferred Stock, Series A, 44,000 of which were outstanding (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are represented by 44,000,000 depositary receipts, each representing 1/1,000 of a share of Series A Preferred Stock, (3) 7,839,209 shares of Company Preferred Stock are designated as 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, of which 7,839,209 shares were outstanding, (4) 1,160,791 shares of Company Preferred Stock are designated as 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, of which 519,882 shares were outstanding, and (5) 69,651,276 shares of Common Stock were subject to issuance pursuant to outstanding options, restricted stock units, performance share units, warrants and convertible securities. As of such date, the Company held 58,849,062 shares of Company Common Stock in its treasury. Except as listed above or in connection with the Transactions, the Series B CoD and the Series D CoD, the Company has not reserved any shares of Common Stock. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the

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Company may vote (“Voting Debt”) are issued and outstanding. Except (x) as listed above, (y) as set forth in this Agreement and (z) for the granting of additional equity awards to employees and directors in the ordinary course of business, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

Section 3.03. Authorization, Enforceability of Transaction Documents. (a) The Company has the power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company.

(b) This Agreement has been, and at the Closing the Investor Agreement Amendment will be, validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by the Investor, this Agreement constitutes and the Investor Agreement Amendment will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

(c) As of the date of execution of the Transaction Documents, neither the execution, delivery and performance by the Company hereof and thereof, nor the consummation of the Transactions, nor compliance by the Company with any of the provisions thereof, will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (i) its certificate of incorporation or bylaws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (iii) subject to receipt of the Required Approvals and compliance with the statutes and regulations referred to in the next paragraph, any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (ii) and (iii), for those occurrences that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, and other than the Required Approvals, to the best knowledge of the Company, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Authority or any third party is necessary for the Transactions.

Section 3.04. Authorization of Common Stock and Series D Preferred Shares. (a) The New Shares have been duly authorized by all necessary corporate action on the part of the Company. Upon the issuance of the New Shares, the New Shares will (i) be validly issued, fully paid and nonassessable, (ii) not have been issued in violation of any preemptive or other similar right, and (iii) if such shares are treasury shares, be free of any adverse claim.

(b) The Series D Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company. Upon the issuance of the Series D Preferred Shares in exchange for the Series B Preferred Shares as contemplated in Article 7, the Series D Preferred Shares will (i) be validly issued, fully paid and nonassessable and (ii) not have been issued in violation of any preemptive or other similar right.

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Section 3.05. Shareholder Approvals. No approval of the Company’s stockholders is required under any law, under the regulations and policies of any securities exchange in connection therewith, or under the Certificate of Incorporation or the Bylaws to effect the Transactions, other than the Requisite Shareholder Approval.

Section 3.06. No Material Adverse Effect. Since December 31, 2010 and except as described in the SEC Reports, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

Section 4.01. Investor Status. (a) The Investor is (i) a QIB and an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (ii) aware that the issuance of the Shares to it is being made in reliance on a private placement exemption from registration under the Securities Act and (iii) acquiring the Shares for its own account or for the account of a QIB.

(b) The Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is acquiring the Shares, and each subsequent holder of Shares by its acceptance thereof will be deemed to agree, that such Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Shares have not been and will not be registered under the Securities Act and that such Shares may be offered, resold, pledged or otherwise transferred only in accordance with any applicable provision of the Investor Agreement as amended (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of Shares from it of the resale restrictions referred to above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(c) The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company may require that the Shares bear a legend or other restriction substantially to the following effect (it being agreed that if the Shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (ii) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S RIGHT PRIOR

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TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (ii) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (iv) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(d) In addition, for so long as the holder of the relevant Shares is subject to transfer restrictions contained in the Investor Agreement as amended, the Company may require that the Shares bear a legend or other restriction substantially to the following effect: “THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR AGREEMENT AS AMENDED, DATED [                    ], AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO.” Such legend shall be removed at the request of any holder thereof that is not subject to the transfer restrictions contained in the Investor Agreement as amended.

(e) The Investor further represents and warrants that it (i) is able to fend for itself in the Transactions, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(f) The Investor acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Shares, (ii) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Shares, and (iii) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Shares.

(g) The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Shares is no longer accurate, it shall promptly notify the Company. If it is acquiring Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

Section 4.02. Listing and Reporting Requirements. The Investor acknowledges that the Common Stock is listed on the NYSE and the Company is required to file reports containing certain business and financial information with the SEC pursuant to the reporting requirements of the Exchange Act and that it is able to obtain copies of such reports.

Section 4.03. Foreign Jurisdictions. The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with such issue of Shares, in any jurisdiction outside the United States where action for that purpose is required. Each such person outside the United States will comply with all Applicable Laws in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

Section 4.04. Ownership of Series B Preferred Shares; Authorization of the Transaction Documents. (a) The Investor is the record and beneficial owner of 7,839,209 Series B Preferred Shares, free and clear of any lien, security interest, charge or encumbrance.

(b) The Investor has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the Transactions and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents.

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(c) This Agreement has been, and at the Closing the Investor Agreement Amendment will be, validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, this Agreement constitutes and the Investor Agreement Amendment will constitute a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions

Section 4.05. No Reliance on Advice. The Investor understands and agrees that nothing in this Agreement, the Company’s public filings with the SEC or any other materials presented to the Investor in connection with the purchase and sale of the New Shares or the Exchange constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

ARTICLE 5

COVENANTS

The Company and the Investor agree that:

Section 5.01. Regulatory Matters. (a) The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties (including any unions, works councils or other labor organizations) and Governmental Authorities that are necessary or advisable to consummate the Transactions as promptly as practicable. Each of the Company and the Investor shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to Applicable Law relating to the confidentiality of information, the information that appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party will keep the other apprised of the status of matters relating to completion of the Transactions.

(b) Each of the parties shall, upon request, furnish to the other all information concerning itself, its subsidiaries, directors, officers and stockholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any of them or any of their respective subsidiaries to any Governmental Authority in connection with the Transactions.

(c) Each of the parties shall promptly advise the other upon receiving any communication from any Governmental Authority regarding any Required Approvals that causes such party to believe that there is a reasonable likelihood that any Required Approval will not be obtained or that the receipt of any such Required Approval may be materially delayed.

(d) From the date of this Agreement through the Closing, (i) the parties shall further cooperate with each other and use their respective reasonable best efforts to enter into a written agreement or agreements to implement such information sharing and other processes as are necessary to comply with the disclosure and other regulatory requirements that will, or will continue to, apply under Applicable Law (including the Exchange Act, the Banking Act of Japan and the Financial Instruments and Exchange Law of Japan and the rules and regulations promulgated thereunder) after the consummation of the Transactions and (ii) the Company shall cooperate with the Investor to provide such information as is necessary and to take such action from time to time as may be necessary for the Investor to apply the equity method of accounting for its investment in the Company after the consummation of the Transactions; provided that, without limitation

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of any of the Investor’s other remedies with respect to any breach of this Section 5.01(d) by the Company, the Company’s performance of its covenants and obligations under this Section 5.01(d) shall not be a condition to the Closing.

(e) Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither this Section 5.01 nor the “reasonable best efforts” standard shall require, or be construed to require, the Company or any of its subsidiaries or other affiliates or the Investor or any of its subsidiaries or other affiliates, in order to obtain any permits, consents, approvals or authorizations, or any terminations or waivers of any applicable waiting periods, to propose, negotiate or offer to effect, or consent or commit to, any terms, condition or restrictions that are reasonably likely to materially and adversely impact (i) the Investor’s or any of its subsidiaries’ ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, (ii) the Company’s or any of its subsidiaries’ ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement or (iii) the Investor’s ability to acquire, hold, dispose of or vote the Shares and realize the economic incidents of ownership of such Shares (any such effect described in clauses (i), (ii) or (iii), a “Substantial Detriment”).

Section 5.02. NYSE Listing. The Company shall use its reasonable best efforts to cause the New Shares to be approved for listing on the NYSE (to the extent not already done), subject to official notice of issuance, prior to the Closing.

Section 5.03. Publicity. No written public release or written announcement concerning any of the Transaction Documents shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section 5.03 shall not restrict the ability of a party to summarize or describe the Transactions in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

Section 5.04. Tax Treatment. The parties agree (i) to treat the Transactions as a tax-free “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) that no “other property or money” (other than any cash received in lieu of fractional shares) has been received in connection with the Transactions that has the effect of distribution of a dividend under Section 356(a)(2) of the Code, and the Company shall not withhold from any amount hereunder (other than any cash received in lieu of fractional shares or any cash dividend paid on the Series B Preferred Shares or the Series D Preferred Shares).

Section 5.05. Adjustment of Conversion Rate. With effect as of immediately prior to the Closing, the Board of Directors of the Company shall increase the Conversion Rate from the Conversion Rate (as such term is defined in the Series B CoD) to the Adjusted Conversion Rate pursuant to, and in accordance with, Section 11(a)(xii) of the Series B CoD. Such increase in the Conversion Rate shall remain in effect for 20 Business Days. The Company shall give the Conversion Agent (as such term is defined in the Series B CoD) and DTC (as such term is defined in the Series B CoD) notice of such increase in the Conversion Rate (and that such increase will be effective for 20 Business Days) at least 15 days prior to the Closing. If the Closing does not occur, no increase in the Conversion Rate pursuant to this Section 5.05 shall become effective.

Section 5.06. Transfer Restrictions. The Investor agrees that, except pursuant to the Exchange, until the Closing has occurred or this Agreement has been terminated, it shall not, directly or indirectly, sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of any or all of the Series B Preferred Shares or Common Stock issuable upon conversion of the Series B Preferred Shares.

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Section 5.07. Requisite Shareholder Approval. The Company shall take, in accordance with Applicable Law and its Certificate of Incorporation and Bylaws, all action necessary to convene a shareholders’ meeting as promptly as practicable after the execution of this Agreement, to consider and vote upon such matters as may be required by the rules of the NYSE in order to effect the Transactions (the “Requisite Shareholder Approval”), shall recommend to its shareholders that they approve such matters, and shall not postpone or adjourn such meeting except to the extent required by Applicable Law.

Section 5.08. New Committee. The Company shall take, in accordance with Applicable Law and its Certificate of Incorporation and Bylaws, all action necessary to constitute the Global Operations and Technology Committee and appoint the Investor Director (as defined in the Investor Agreement Amendment) as a member of such committee, in each case subject to the occurrence of the Closing.

Section 5.09. Registration Rights Agreements. (a) Effective as of the Closing, the definition of the term “Registrable Securities” under the Registration Rights Agreement, dated as of October 13, 2008, between the Company and the Investor (as amended, the “Registration Rights Agreement”) shall be deemed to include any shares of Common Stock issued upon conversion of the Series D Preferred Shares. This Section 5.09(a) shall be deemed to amend the Registration Rights Agreement accordingly.

(b) Section 2.6 of the Registration Rights Agreement is hereby amended to read as follows: “The registration rights granted under this Article II shall terminate with respect to any Holder as of the later of (1) the last day of the first calendar month in which the sum of the Shares held by such Holder and the maximum number of Shares issuable upon conversion of other Securities held by such Holder may be sold in a single transaction without limitation under Rule 144 and (2) the last day of the first calendar month in which the sum of the Shares held by such Holder and the maximum number of Shares issuable upon conversion of other Securities held by such Holder are less than 10.0% of the total shares of Common Stock then outstanding.” This Section 5.09(b) shall be deemed to amend the Registration Rights Agreement accordingly.

ARTICLE 6

CONDITIONS TO CLOSING

Section 6.01. Conditions to Obligations of the Company and the Investor. The obligations of the Company and the Investor to consummate the Closing are subject to the satisfaction of the following conditions:

(a) No provision of any Applicable Law shall prohibit the consummation of the Closing.

(b) The Required Approvals shall have been obtained or made and shall be in full force and effect and all waiting periods under the Required Approvals shall have expired or been terminated, in each case without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment, and no Governmental Authority shall have instituted an investigation or proceeding that would reasonably be expected to result in a judgment, injunction, order or decree prohibiting the Closing.

Section 6.02. Conditions to Obligation of the Investor. The obligation of the Investor to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for (x) such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date and (y) the representations and warranties contained in Section 3.06, which shall be true and correct as of the date hereof), and the Investor shall have received a certificate of the chief executive officer of the Company, dated as of the Closing Date, certifying to that fact.

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(b) The Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing (excluding any covenants or obligations under Section 5.01(d), 5.02 or 5.07), and the Investor shall have received a certificate of a senior officer of the Company, dated as of the Closing Date, certifying to that fact.

(c) The New Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) The Investor shall have received a written opinion, dated the Closing Date, from Davis Polk & Wardwell LLP, as counsel to the Company, as to the validity of the New Shares, in the form attached hereto as Exhibit B.

(e) The Company shall have taken all action necessary to constitute the Global Operations and Technology Committee and appoint the Investor Director (as defined in the Investor Agreement Amendment) as a member of such committee, in each case subject to the occurrence of the Closing.

(f) The Company shall have duly executed and delivered to the Investor the Investor Agreement Amendment.

Section 6.03. Conditions to Obligation of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) The representations and warranties of the Investor contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date).

(b) The Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

(c) The Investor shall have duly executed and delivered to the Company the Investor Agreement Amendment.

ARTICLE 7

EXCHANGE ELECTION

Section 7.01. Right To Exchange. At any time prior to the earlier of (x) the Closing and (y) the termination of this Agreement pursuant to Section 8.01, the Investor may irrevocably elect, in its sole discretion, to exchange (the “Exchange”) all, but not less than all, of the Series B Preferred Shares then held by it for an equal number of newly issued shares of the Company’s 10% Series D Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Shares”), having the terms set forth in the Series D CoD, if the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price on any Trading Day preceding the date the Investor provides notice to the Company of such election. Such notice shall be given in accordance with Section 9.02 and shall specify the date (the “Exchange Date”) on which the Exchange is to occur, which shall be a Business Day and which shall be no earlier than the third Business Day immediately succeeding the date, determined in accordance with Section 9.02, on which the Company receives such notice.

Section 7.02. Exchange Closing. The consummation of the Exchange (the “Exchange Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, on the Exchange Date, or at such other time or place as the Company and the Investor may agree. At the Exchange Closing, the Investor shall present and surrender the certificate representing all of the Series B Preferred Shares then held by it, whereupon the Company shall deliver to the Investor a certificate, in substantially the same form as the certificate so surrendered, representing an equal number of Series D Preferred Shares, registered in the

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name of the Investor or, if the Series B Preferred Shares are not held in certificated form, the Investor and the Company shall deliver a letter to BNY Mellon Shareowner Services, acting in its capacity as registrar and transfer agent for the Series B Preferred Shares and the Series D Preferred Shares, instructing it to reflect on its books (i) the delivery by the Investor to the Company of all Series B Preferred Shares then held by the Investor and (ii) the issuance by the Company to the Investor of an equal number of newly issued Series D Preferred Shares. At the Exchange Closing, the Company shall cause Davis Polk & Wardwell LLP, as counsel to the Company, to deliver a written opinion, dated the date of the Exchange Closing, as to the validity of the Series D Preferred Shares, in the form attached hereto as Exhibit C. Prior to the Exchange Closing, the Company shall file a Certificate of Designations of Preferences and Rights (the “Series D CoD”) with respect to the Series D Preferred Shares in the form attached hereto as Exhibit D in the office of the Secretary of State of the State of Delaware.

Section 7.03. Effect Of Exchange. (a) Following the Exchange Closing,

(i) non-cumulative cash dividends shall be payable on the Series D Preferred Shares in accordance with the Series D CoD from and including the Dividend Payment Date for the Series B Preferred Shares immediately preceding the date on which the Exchange Closing occurs; provided that if the Exchange Closing occurs after a Dividend Record Date for the Series B Preferred Shares and on or prior to the immediately succeeding Dividend Payment Date for the Series B Preferred Shares, dividends on the Series D Preferred Shares shall be payable from and including such immediately succeeding Dividend Payment Date (it being understood that in such circumstances, dividends for the period that includes the date of the Exchange Closing shall be payable on the Series B Preferred Shares, notwithstanding that the Investor will have exchanged the Series B Preferred Shares for Series D Preferred Shares prior to the relevant Dividend Payment Date for the Series B Preferred Shares and the Series B Preferred Shares shall no longer be outstanding on such Dividend Payment Date); and

(ii) all references in this Agreement (other than references in this Article 7) and in the Investor Agreement attached hereto as Exhibit A to the words “Series B” shall be deemed to be references to the words “Series D,” unless the context otherwise requires.

(b) The consummation of the Exchange Closing shall not affect the Company’s and the Investor’s other rights and obligations under this Agreement (including, without limitation, the obligation to effect the Closing pursuant to Section 2.01).

Section 7.04. Definitions. For purposes of this Article 7, each of the terms “Closing Price,” “Conversion Price” and “Trading Day” shall have the meaning given to such terms in the Series B CoD.

ARTICLE 8

TERMINATION

Section 8.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by October 14, 2011; provided that the right to terminate this Agreement under this Section 8.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

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The party desiring to terminate this Agreement pursuant to Section 8.01(a) or Section 8.01(b) shall give notice of such termination to the other party.

Section 8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of any covenant of this Agreement; provided that Section 7.03(a) shall survive the termination of this Agreement following an Exchange Closing and provided further that Section 5.09(b) shall survive termination of this Agreement.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein (excluding any covenants or obligations of the Company under Section 5.01(d)) shall survive the execution of this Agreement and the Closing.

Section 9.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic mail transmission), and shall be given,

if to the Investor, to:

Mitsubishi UFJ Financial Group, Inc.

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo 100-8388, Japan

Attention:	General Manager
Strategic Alliance Office
Corporate Planning Division

Facsimile No.: +81 (3) 3240 5324

E-mail: Tetsuya_Niimi@hd.mufg.jp

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:	Donald J. Toumey
Keiji Hatano

Facsimile No.: (212) 558-3588

Email:	toumeyd@sullcrom.com
hatanok@sullcrom.com

if to the Company, to:

Morgan Stanley

1585 Broadway

New York, NY 10036

Attention: Ruth Porat

Facsimile No.: (212) 507-0437

Email: ruth.porat@morganstanley.com

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with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:	Thomas J. Reid
Marc O. Williams

Facsimile No.: (212) 701-5800

Email:	tom.reid@davispolk.com
marc.williams@davispolk.com

or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be (i) deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission or electronic mail transmission if promptly confirmed (in the case of electronic mail transmission, by means such as by the “return receipt requested” function, return electronic mail or other written acknowledgment by the intended recipient) and (ii) deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 9.03. Amendments and Waivers. (a). Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 9.06. Governing Law. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within the State of Delaware, without giving effect to the conflicts of laws principles thereof that would govern, construe or enforce the Agreement under laws other than the State of Delaware.

Section 9.07. Jurisdiction. The Investor irrevocably submits to the nonexclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the Transactions. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF

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OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

Section 9.08. Process Agent. The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York, the State of Delaware or any other proceedings in connection with this Agreement.

Section 9.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 9.10. Entire Agreement. This Agreement, the Investor Agreement, the Investor Agreement Amendment and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 9.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware State or United States Federal court sitting in the County of New Castle, Delaware, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY

By:	/s/ James P. Gorman
Name:	James P. Gorman
Title:	President & Chief Executive Officer

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ Katsunori Nagayasu
Name:	Katsunori Nagayasu
Title:	President & Chief Executive Officer

Exhibit A

Form of Investor Agreement Amendment

AMENDED AND RESTATED

INVESTOR AGREEMENT

BY AND BETWEEN

MORGAN STANLEY

AND

INVESTOR

DATED AS OF [            ], 2011

		Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Company	4
Section 2.2	Representations and Warranties of the Investor	4

ARTICLE III
BOARD REPRESENTATION AND VOTING; STANDSTILL PROVISIONS

Section 3.1	Board of Directors	5
Section 3.2	Voting	6
Section 3.3	Standstill Restrictions	6
Section 3.4	Standstill Period	7
Section 3.5	Cooperation	7

ARTICLE IV
TRANSFER RESTRICTIONS

Section 4.1	Transfer Restrictions	8

ARTICLE V
PREEMPTIVE RIGHTS

Section 5.1	Preemptive Rights	9
Section 5.2	Notice	9
Section 5.3	Purchase Mechanism	10
Section 5.4	Cooperation	10
Section 5.5	Limitation of Rights	10
Section 5.6	Termination of Preemptive Rights	11

ARTICLE VI
[RESERVED]

ARTICLE VII
EFFECTIVENESS AND TERMINATION

Section 7.1	Termination	11

ARTICLE VIII
CONFIDENTIALITY

Section 8.1	Company Proprietary Information	11
Section 8.2	Investor Proprietary Information	12

ARTICLE IX
MISCELLANEOUS

Section 9.1	Successors and Assigns	12
Section 9.2	Amendments; Waiver	12
Section 9.3	Notices	13
Section 9.4	Governing Law	14
Section 9.5	Submission to Jurisdiction	14
Section 9.6	Headings	14

(continued)

		Page
Section 9.7	Entire Agreement	14
Section 9.8	Severability	14
Section 9.9	Counterparts	14
Section 9.10	Interpretation	14
Section 9.11	Specific Performance	15
Section 9.12	Process Agent	15
Section 9.13	No Third Party Beneficiaries	15

AMENDED AND RESTATED INVESTOR AGREEMENT (this “Agreement”), by and between Morgan Stanley, a Delaware corporation (the “Company”) and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”), dated as of [            ], 2011.

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into a Securities Purchase Agreement, dated September 29, 2008 and amended by the First Amendment to Securities Purchase Agreement, dated as of October 3, 2008, the Second Amendment to Securities Purchase Agreement, dated as of October 8, 2008 and the Third Amendment to Securities Purchase Agreement, dated as of October 13, 2008 (such Securities Purchase Agreement, as so amended and as it may be further amended from time to time, the “Purchase Agreement”), pursuant to which the Investor purchased and acquired from the Company, and the Company issued and sold to the Investor, (i) shares of the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share of the Company (the “Series B Preferred Stock”), which is convertible into shares of Common Stock, par value $.01 per share of the Company (the “Common Stock”), and (ii) shares of the 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $.01 per share of the Company, (together with Series B Preferred Stock, “Preferred Stock”);

WHEREAS, the Company and the Investor have entered into the Transaction Agreement dated as of April 21, 2011 (the “Transaction Agreement”) and the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated therein;

WHEREAS, the Company and the Investor are parties to that certain Investor Agreement, dated as of October 13, 2008 and amended by the First Amendment to Investor Agreement, dated as of October 27, 2008 (the Investor Agreement, as so amended, the “Investor Agreement”); and

WHEREAS, the Company and the Investor have determined to further amend and restate the Investor Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” or “affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise).

“Agreement” shall have the meaning assigned in the preamble hereto.

“Applicable Law” shall have the meaning assigned in the Transaction Agreement.

“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and “Beneficial Ownership” shall have the corresponding meaning. “Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday in New York City or in Tokyo, Japan, or any other day on which commercial banks in New York City or in Tokyo, Japan are authorized or required by law or government decree to close.

“Closing Date” shall have the meaning assigned in the Purchase Agreement.

“Common Stock” shall have the meaning assigned in the recitals hereto.

“Company” shall have the meaning assigned in the preamble hereto.

“Company Proprietary Information” shall have the meaning set forth in Section 8.1.

“Controlled Affiliate” shall mean any Affiliate of the specified Person that is, directly or indirectly, controlled (as defined in the definition of “Affiliate”) by the specified Person.

“Covered Securities” shall mean Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock that are not Excluded Securities.

“Designated Securities” shall have the meaning assigned in Section 5.2(a).

“Director” shall mean any member of the Board.

“Economic Interest Percentage” shall mean, calculated at any particular point in time, the ratio, expressed as a percentage, of (x) the aggregate number of shares of Common Stock Beneficially Owned by the Investor at the relevant time (for purposes of this definition, treating the Series B Preferred Stock as fully converted into the underlying Common Stock) to (y) the total number of shares of Common Stock outstanding at the relevant time, on a Fully Diluted Basis.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

“Excluded Securities” shall mean any securities that are (i) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan whereby stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, (ii) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, (iii) issued with reference to the common stock of a subsidiary (e.g., a carve-out transaction), (iv) issued in connection with a dividend investment or stockholder purchase plan or (v) issued upon the conversion, exchange or exercise of any security or right or purchase obligation outstanding as of the date hereof in accordance with its terms as such terms exist as of the date hereof.

“Fully Diluted Basis” shall mean based on the total number of shares of the relevant class of stock or type of equity interest that would be outstanding on the relevant date assuming the exercise of all options, warrants and other rights or obligations (including purchase contracts) to acquire such relevant class of stock or type of equity interest (without regard to exercisability, vesting or similar provisions and restrictions thereof) and the conversion or exchange of all securities convertible into or exchangeable for stock or equity interest (without regard to exercisability, vesting or similar provisions and restrictions thereof).

“Governmental Entity” shall have the meaning assigned in the Purchase Agreement.

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“Hedge” shall mean, in respect of the Common Stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Common Stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Investor” shall have the meaning assigned in the preamble hereto.

“Investor Director” shall have the meaning assigned in Section 3.1(a).

“Investor Nominee” shall have the meaning assigned in Section 3.1(a).

“Investor Percentage Interest” shall mean, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock Beneficially Owned by the Investor (treating the Series B Preferred Stock and any other securities of the Company convertible into or exercisable or exchangeable for Common Stock that are Beneficially Owned by the Investor or its Affiliates as fully converted into or exercised or exchanged for the underlying Common Stock) divided by (ii) the total number of outstanding shares of Common Stock (treating (x) the Series B Preferred Stock and any other securities of the Company convertible into or exercisable or exchangeable for Common Stock that are Beneficially Owned by the Investor or its Affiliates as fully converted into or exercised or exchanged for the underlying Common Stock and (y) all shares of Common Stock issuable upon conversion or exercise or exchange of any other then outstanding securities convertible into or exercisable or exchangeable for Common Stock, to the extent such other securities are Covered Securities sold in a Qualified Offering, as having been issued).

“Investor Proprietary Information” shall have the meaning set forth in Section 8.2.

“Investor Rights Termination Event” shall be deemed to have occurred if, at the close of any Business Day following the Closing Date, the Investor’s Economic Interest Percentage is less than 10%.

“Nominee Disclosure Information” shall have the meaning assigned in Section 3.1(b).

“Person” shall mean a legal person, including any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, limited liability company or unincorporated association or any other entity or organization, including a government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preemptive Rights Expiration Date” shall have the meaning assigned in Section 5.6.

“Preferred Stock” shall have the meaning assigned in the recitals hereto.

“Private Placement” shall have the meaning set forth in Section 5.2(b).

“Process Agent” shall have the meaning set forth in Section 9.12.

“Purchase Agreement” shall have the meaning assigned in the recitals hereto.

“Qualified Offering” shall mean a public or nonpublic offering of Covered Securities for cash, and, for the avoidance of doubt, shall include all Covered Securities issued in respect of such offering pursuant to the exercise of preemptive rights.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of October 13, 2008, as amended by the amendment dated April 21, 2011.

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“Related Agreements” shall mean the Purchase Agreement and Registration Rights Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” shall mean shares of Common Stock and Preferred Stock.

“Securities Act” shall mean the U.S. Securities Act of 1933, and any similar or successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

“Standstill Period” shall have the meaning set forth in Section 3.4.

“Subsidiary” shall mean, with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly owned by another Person except for directors’ qualifying shares shall be deemed wholly owned for the purposes of this Agreement.

“Transaction Agreement Closing Date” shall mean the closing provided for in Section 2.01 of the Transaction Agreement.

“Transfer” shall have the meaning set forth in Section 4.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Investor as of the date hereof as follows:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement and all transactions and obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company.

(c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by the Investor, is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

Section 2.2 Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date hereof as follows:

(a) The Investor has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

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(b) This Agreement and all transactions and obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Investor.

(c) This Agreement has been duly executed and delivered by the Investor and, assuming due authorization and valid execution and delivery by the Company, is a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

ARTICLE III

BOARD REPRESENTATION AND VOTING; STANDSTILL PROVISIONS

Section 3.1 Board of Directors. (a) Until an Investor Rights Termination Event, the Company shall take all lawful action to cause the number (specified in subsection (e) of this Section 3.1) of the Investor’s senior officers or directors designated by the Investor in writing to the Company (each, an “Investor Nominee”) who satisfy any applicable regulatory requirements applicable to directors or director nominees to the Board to be members of the Board (each such Investor Nominee elected to the Board, an “Investor Director”). The Investor may designate one Investor Director to be appointed as a member of such committees of the Board as the Investor may designate, subject to any applicable legal or stock exchange requirements and except as necessary to maintain best practices in corporate governance regarding such appointment. For the avoidance of doubt, the Company acknowledges that each Investor Director shall be entitled to vote on all matters in his or her discretion. Moreover, the Company acknowledges that each Investor Director, in his or her capacity as such, will have the same access as other directors to management and other directors with respect to matters relating to the operation, financial and all other policies of the Company and the ability to participate in the processes by which those policies are made. Without limitation of the foregoing, each Investor Director shall have the same ability as other directors to attend (in his or her capacity as a director) all meetings of committees of the Board, including the Audit, Nominating/Governance, Compensation Committees and the newly constituted Global Operations and Technology Committee. For purposes of this Section 3.1, Investor shall mean Mitsubishi UFJ Financial Group, Inc., notwithstanding any Transfer to a Controlled Affiliate.

(b) Until an Investor Rights Termination Event, at any annual or special meeting of shareholders of the Company at which Directors are to be elected (and at which a seat held by an Investor Director is subject to election), the Company shall, provided the Investor shall have complied with the immediately succeeding sentence of this paragraph (b), renominate each such Investor Director, or nominate another Investor Nominee or other Nominees designated by the Investor in writing to be elected to the Board, and shall use its best efforts to cause such person(s) to be elected to such position. The Investor shall notify the Company of its proposed nominee(s) to the Board, in writing, no later than the latest date on which stockholders of the Company may make nominations to the Board in accordance with the bylaws of the Company, together with all information concerning such nominee(s) reasonably requested by the Company, so that the Company can comply with applicable disclosure rules (the “Nominee Disclosure Information”); provided that in the event the Investor fails to provide any such notice, the Investor Nominee(s) shall be the person(s) then serving as the Investor Director(s) as long as the Investor provides the Nominee Disclosure Information to the Company promptly upon request by the Company.

(c) In the event of the death, disability, resignation or removal of an Investor Director, the Board will promptly elect to the Board an Investor Nominee to fill the resulting vacancy, which such individual shall then be deemed an Investor Director for all purposes hereunder.

(d) All obligations of the Company pursuant to this Section 3.1 shall terminate, and the Investor shall cause the Investor Director(s) to resign from the Board, immediately upon the occurrence of an Investor Rights Termination Event.

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(e) Until the first time at which the Investor Percentage Interest has been less than 20% for a period of six consecutive months, the Investor shall continue to have the right to designate two Investor Nominees pursuant to Section 3.1(a). From such date until an Investor Rights Termination Event, the Investor shall have the right to designate one Investor Nominee pursuant to Section 3.1(a).

Section 3.2 Voting. The Investor agrees to cause each share of Common Stock Beneficially Owned by it that is entitled to vote in any election for Directors to be present in person or represented by proxy at all meetings of stockholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings. The provisions of this Section 3.2 shall not apply at any time that the Company is not in compliance with its obligations under Section 3.1 or following the occurrence of an Investor Rights Termination Event.

Section 3.3 Standstill Restrictions. During the Standstill Period (as defined in Section 3.4), the Investor shall not, and shall not permit any of its Affiliates to, without the prior written consent of the Company:

(i)	acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, Beneficial Ownership of any voting securities or assets of the Company or its Subsidiaries, except (A) the acquisition of securities or assets by the Investor or any of its wholly owned Subsidiaries from the Investor or any such Subsidiary, (B) Beneficial Ownership resulting from the acquisition of interests in any unrelated Person that has Beneficial Ownership of shares of Common Stock, provided, in the case of this clause (B) that (1) the acquisition of Beneficial Ownership of Common Stock was not the primary purpose of the acquisition of interests in such unrelated Person, (2) the Investor or the relevant Affiliate divests, or causes the unrelated Person to divest, any such shares of Common Stock reasonably promptly in a commercially reasonable manner, and (3) any such shares of Common Stock shall not be counted in any calculation of the Investor’s Economic Interest Percentage, (C) pursuant to the exercise of preemptive rights pursuant to Article V, or, prior to the time Investor first takes an action described in Section 5.6(ii), purchases of Common Stock in the open market up to a cap, which cap shall be an Investor Percentage Interest of 22.4% (provided that if such limitation would result in the Investor being limited to an Economic Interest Percentage of less than 20%, then such limitation shall instead be equal to the lesser of (x) an Economic Interest Percentage of 20% and (y) an Investor Percentage Interest of 24.9%), or (D) on behalf of customers in the ordinary course of their respective financial services businesses;

(ii)	deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any shares of Common Stock;

(iii)	publicly propose to enter into, directly or indirectly, any merger or other business combination or similar transaction with, or change in control transaction involving, the Company or its Subsidiaries;

(iv)	make, or in any way join in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any securities of the Company or its Subsidiaries (it being understood that (A) the Investor is entitled to exercise the voting rights with respect to the Securities in its discretion (and without regard to the recommendation of the Board or management of the Company), (B) the Investor may publicly propose that Board take actions that the Investor supports or refrain from taking actions that the Investor opposes and (C) the Investor may vote in favor of proposals made by other stockholders (and without regard to the recommendation of the Board with respect thereto));

(v)	[Reserved.]

(vi)	seek a release of the restrictions contained in this Section 3.3, in any manner that would require public disclosure thereof;

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(vii)	form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that, with respect to any securities of the Company or its Subsidiaries, would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a Statement on Schedule 13D with the SEC as a “person” (within the meaning of Section 13(d)(3) of the Exchange Act); or

(viii)	publicly disclose any plan or proposal with respect to the foregoing.

Notwithstanding anything to the contrary herein, the Company acknowledges that the Investor may provide guidance and participate with respect to matters relating to the Company’s business, including operational and financial policies. It is understood between the Company and Investor that (A) the Investor is entitled to exercise the voting rights with respect to the Securities in its discretion (and without regard to the recommendation of the Board or management of the Company), (B) the Investor may privately or publicly propose that the Board or the Company take actions that the Investor supports or refrain from taking actions that the Investor opposes and (C) the Investor may publicly state its position with regard to proposals made by other stockholders and vote in favor of or against proposals made by other stockholders (and without regard to the recommendation of the Board with respect thereto.

The restrictions on the Investor contained in this Section 3.3 shall not apply at any time that the Company is not in compliance with its obligations under Section 3.1.

Section 3.4 Standstill Period. “Standstill Period” shall mean the period from the date hereof until the earlier of (i) October 13, 2013, and (ii) the occurrence of an Investor Rights Termination Event; provided, however, that the parties shall, prior to the expiration of the Standstill Period, discuss in good faith whether to extend the Standstill Period (with no obligation to extend). In addition, the Standstill Period shall be suspended, and the restrictions of Section 3.3 shall not apply, upon the failure of any Investor Nominee to be elected to the Board within 60 calendar days following any annual or special meeting of shareholders of the Company at which an Investor Nominee stood for election but was nevertheless not elected, provided that the Standstill Period shall resume and the restrictions of Section 3.3 shall apply, from and after the date that such Investor Nominee (or an alternate designated by the Investor) is elected or appointed to the Board.

Section 3.5 Cooperation. The Company shall cooperate with the Investor to provide such information as is necessary to and to take such action from time to time as may be necessary for the Investor to apply the equity method of accounting for its investment in the Company. Upon the Transaction Agreement Closing, (i) the number of directors on the Board shall be increased by one and (ii) the Board will elect to the Board a senior officer or director of the Investor to be designated by the Investor in writing to the Company who satisfies any applicable regulatory requirements applicable to directors or director nominees to the Board to be a member of the Board and an Investor Director hereunder. So long as the Investor is entitled pursuant to this Article III to designate two Investor Directors, the Company agrees to maintain a Board having at least 14 members, provided that the size of the Board may temporarily be less than 14 members for a reasonable period of time necessary to fill any temporary vacancy on the Board. In the event that the Company and the Investor have not entered into the written agreement or agreements referred to in Section 5.01(d)(i) of the Transaction Agreement, then the Company and the Investor shall further cooperate with each other and use their respective reasonable best efforts to enter such an agreement or agreements promptly thereafter. The Company and the Investor shall cooperate for the purpose of complying with the disclosure and other regulatory requirements that will, or will continue to, apply under Applicable Law (including the Exchange Act, the Banking Act of Japan and the Financial Instruments and Exchange Law of Japan and the rules and regulations promulgated thereunder).

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ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1 Transfer Restrictions. (a) Prior to October 13, 2011, the Investor shall not, within any period of three months, offer, sell, pledge or otherwise transfer (“Transfer”) Securities or Hedge its direct or indirect exposure to Common Stock, in one transaction or a series of transactions involving Securities, having an aggregate value exceeding $2.5 billion, in each case, other than (i) to a Controlled Affiliate that agrees to be bound by the provisions of this Agreement as if it were the Investor hereunder or (ii) as may be required by order or decree of any Governmental Entity having jurisdiction over the Investor or in the reasonable discretion of the Investor to comply with any applicable statute, rule or regulation. In the event that prior to October 13, 2011, any Person who was a transferee pursuant to clause (i) of the preceding sentence ceases to be a Controlled Affiliate of Investor, then any prior Transfer to such Person pursuant to clause (i) shall become null and void and ownership and title to any such securities so Transferred shall revert to Investor. The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section 4.1.

(b) At any time during which Investor is permitted to Transfer any Securities, the Investor shall not, without prior approval of the Board, knowingly Transfer such Securities to any one Person (or group of related Persons) if such Transfer would result in such Person (or group of related Persons) Beneficially Owning in excess of 5% the then-outstanding shares of Common Stock. The foregoing shall not apply to Transfers (i) consisting only of block trades executed at prevailing market prices obtainable at the time of such Transfer through brokers in transactions on the NYSE, provided that the transferor does not know or have reason to believe that such Transfer would result in such Person (or group of related Persons) Beneficially Owning in excess of 5% of the then-outstanding shares of Common Stock, or (ii) effected through widely distributed public offerings.

(c) The Investor’s rights under this Agreement will not be transferable to any transferee of any shares of Common Stock or Preferred Stock, other than a transferee that is and remains a wholly owned Subsidiary of the Investor.

(d) Any certificates for Securities issued pursuant to the Purchase Agreement or issued upon conversion or exchange of Securities or issued in respect of any transfer of Securities shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement; provided, that the holder of any certificate(s) bearing any such legend (or any uncertificated shares subject to such notations or arrangements) shall be entitled to receive from the Company new certificates for a like number of Securities not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder and upon (x) such time as such restriction is no longer applicable, and (y) delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act.

(e) Nothing in this Section 4.1 (other than Section 4.1(b)) shall restrict Investor from Transferring, and the Investor is hereby permitted to Transfer, any Securities in order to reduce the number of Securities owned by it below 24% of “a class of voting stock” of the Company, as calculated for purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”). If at any time the Company reduces the number of shares of its Common Stock outstanding, it shall use reasonable best efforts to notify the Investor promptly if the Investor would own a number of Securities exceeding 24% of “a class of voting stock” of the Company, as calculated for purposes of the BHCA. For purposes of such calculation, the Company shall be permitted to rely on the number of shares of Common Stock reported as Beneficially Owned by the Investor in its most recent Schedule 13D filing with the SEC.

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ARTICLE V

PREEMPTIVE RIGHTS

Section 5.1 Preemptive Rights. If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to permit the Investor’s Investor Percentage Interest immediately after giving effect to the issuance of such Covered Securities (including the issuance of Covered Securities pursuant to this Section 5.1) to be equal to the Investor’s Investor Percentage Interest immediately prior to the issuance of any such Covered Securities, but only to the extent that the Investor Percentage Interest does not as a consequence exceed 22.4% (provided that if such limitation would result in the Investor being limited to an Economic Interest Percentage of less than 20%, then such limitation shall instead be equal to the lesser of (x) an Economic Interest Percentage of 20% and (y) an Investor Percentage Interest of 24.9%). For the avoidance of doubt, in the event that the issuance of Covered Securities in a Qualified Offering involves the purchase of a package of securities that includes Covered Securities and other securities in the same Qualified Offering, Investor shall have the right to acquire a pro rata portion of such other securities, together with a pro rata portion of such Covered Securities, at the price and on the terms that such other securities are purchased by the other purchaser or purchasers of such Covered Securities and other securities and, if the Investor chooses to acquire Covered Securities pursuant to this Section 5.1, it shall also acquire a pro rata portion of such other securities at such price and on such terms.

Section 5.2 Notice. (a) In the event the Company intends to make a Qualified Offering of Covered Securities that is an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act, the Company shall give the Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering), describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have 24 hours (which shall not include any hours during any day that is not a Business Day) from the date and time of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1 (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of Investor to purchase the Designated Securities so specified at the range of prices and other terms set forth in the Company’s notice to it. The failure to respond during such 24-hour period shall constitute a waiver of preemptive rights in respect of such offering. To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company. The failure of the Investor to agree to such terms within 24 hours (which shall not include any hours during any day that is not a Business Day) after the date and time of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

(b) If the Company proposes to make a Qualified Offering of Covered Securities that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the Company shall give the Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have 48 hours (which shall not include any hours during any day that is not a Business Day) from the date and time of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Designated Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1. Such notice shall constitute a non-binding indication of interest of the Investor to purchase the amount of Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Private Placement is subsequently reduced) upon the price and other terms

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set forth in the Company’s notice to it. The failure of the Investor to respond during the 48-hour period (which shall not include any hours during any day that is not a Business Day) referred to in the second preceding sentence shall constitute a waiver of the preemptive rights in respect of such offering. To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company. The failure of the Investor to agree to such terms within 48 hours (which shall not include any hours during any day that is not a Business Day) after the date and time of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

Section 5.3 Purchase Mechanism. (a) If the Investor exercises its preemptive purchase rights provided in Section 5.2(a), the Company shall offer the Investor, if such underwritten public offering or Rule 144A offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the investors in such offering and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in private placement transactions and, in any event, no less favorable to the Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the Investor’s failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this Article V in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.

(b) If the Investor exercises its preemptive rights provided in Section 5.2(b), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of Covered Securities to be sold to the Investor pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.

Section 5.4 Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s preemptive rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities. In the event that within 60 days of the date hereof the Company proposes to offer or sell securities in a single transaction or series of transactions for aggregate proceeds in excess of $500,000,000, the Company shall consult with Investor concerning such transaction or transactions prior to undertaking such transaction.

Section 5.5 Limitation of Rights. Notwithstanding the above, nothing set forth in this Article V shall confer upon the Investor the right to purchase any securities of the Company other than Designated Securities.

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Section 5.6 Termination of Preemptive Rights. The preemptive right to purchase Covered Securities granted by this Article V shall not be available for any offering that commences at any time after (i) October 13, 2013 (the “Preemptive Rights Expiration Date”) or (ii) the date on which the Investor Transfers any of the Securities that it acquired on the Closing Date or the Common Stock issued upon conversion of any Securities, or Hedges its exposure to the Common Stock, except as contemplated by clause (i) or (ii) of the first sentence of Section 4.1(a) and Section 4.1(e); provided, however, that the parties shall, no later than 3 months prior to the Preemptive Rights Expiration Date, discuss in good faith whether to extend the Preemptive Rights Expiration Date (with no obligation to extend).

ARTICLE VI

[RESERVED]

ARTICLE VII

EFFECTIVENESS AND TERMINATION

Section 7.1 Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investor or (b) at such time as the Investor no longer Beneficially Owns any Securities.

ARTICLE VIII

CONFIDENTIALITY

Section 8.1 Company Proprietary Information. (a) The Investor hereby agrees to, and to cause its employees, representatives and Controlled Affiliates to, and shall instruct its Affiliates that are not Controlled Affiliates to, keep confidential the Company Proprietary Information and to utilize the Company Proprietary Information only for purposes related to the purpose for which such information was disclosed. “Company Proprietary Information” shall mean any and all confidential information of the Company, including without limitation non-public information relating to the Company’s finances and results, technology, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that is disclosed by the Company to the Investor Directors, the Investor (or its Affiliates and representatives) or is learned by an Investor Director while acting in his or her capacity as such; provided, however, that “Company Proprietary Information” does not include any information that: (i) is, or subsequently becomes, publicly available without breach of these confidentiality provisions; or (ii) is or becomes known or available to the Investor from a source other than the Company that, to the receiving party’s knowledge, is not prohibited from disclosing such Company Proprietary Information to the receiving party by a contractual, legal or fiduciary obligation owed by such other third party to the Company.

(b) In the event that the Investor or any of its Affiliates or representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Company Proprietary Information, then before substantively responding to any such request or requirement, the Investor will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.1 or other appropriate remedy, or if the Company so directs, the Investor will exercise its own reasonable best efforts to assist the Company in obtaining a protective order or other appropriate remedy at the Company’s expense. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Company Proprietary Information is, in the opinion of the Investor’s counsel, required, the Investor may furnish only that portion of the Company Proprietary

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Information which in the opinion of the Investor’s counsel is required to be so furnished pursuant to law, regulation or legal process. In any event, the Investor will cooperate fully with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Company Proprietary Information.

Section 8.2 Investor Proprietary Information. (a) The Company hereby agrees to, and to cause its employees, representatives and Controlled Affiliates to, and shall instruct its Affiliates that are not Controlled Affiliates to, keep confidential the Investor Proprietary Information and to utilize the Investor Proprietary Information only for purposes related to the purpose for which such information was disclosed. “Investor Proprietary Information” shall mean any and all confidential information of the Investor, including without limitation non-public information relating to the Investor’s finances and results, technology, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that is disclosed by the Investor to the Company (or its Affiliates and representatives) in connection with the Investor’s investment in the Company or the Strategic Alliance as defined in the Purchase Agreement; provided, however, that “Investor Proprietary Information” does not include any information that: (i) is, or subsequently becomes, publicly available without breach of these confidentiality provisions; or (ii) is or becomes known or available to the Company from a source other than the Investor that, to the receiving party’s knowledge, is not prohibited from disclosing such Investor Proprietary Information to the receiving party by a contractual, legal or fiduciary obligation owed by such other third party to the Investor.

(b) In the event that the Company or any of its Affiliates or representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Investor Proprietary Information, then before substantively responding to any such request or requirement, the Company will provide the Investor with prompt written notice of any such request or requirement so that the Investor may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.2 or other appropriate remedy, or if the Investor so directs, the Company will exercise its own reasonable best efforts to assist the Investor in obtaining a protective order or other appropriate remedy at the Investor’s expense. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Investor Proprietary Information is, in the opinion of the Company’s counsel, required, the Company may furnish only that portion of the Investor Proprietary Information which in the opinion of the Company’s counsel is required to be so furnished pursuant to law, regulation or legal process. In any event, the Company will cooperate fully with any action by the Investor to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Investor Proprietary Information.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Successors and Assigns. Except as and to the extent set forth in Section 4.1(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties. Notwithstanding the foregoing, the Investor may assign any of its rights or obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Investor, but the assignor shall remain liable for the assignee’s nonperformance of any such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 9.1 shall be void.

Section 9.2 Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the Company and the Investor. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the

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waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 9.3 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission or electronic mail transmission if promptly confirmed (in the case of electronic mail transmission, by means such as by the “return receipt requested” function, return electronic mail or other written acknowledgment by the intended recipient), as follows:

If to the Company:

Morgan Stanley

Attention: Chief Financial Officer

1585 Broadway

New York, NY 10036

E-mail: ruth.porat@morganstanley.com

with copies to:

Davis Polk & Wardwell LLP

Attention:	Thomas J. Reid
Marc O. Williams

450 Lexington Avenue

New York, NY 10017

Fax: (212) 701-5800

E-mail:	tom.reid@davispolk.com
marc.williams@davispolk.com

If to the Investor:

Mitsubishi UFJ Financial Group, Inc.

Attention:	Chief Manager
Strategic Alliance Office
Corporate Planning Division

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo 100-8388, Japan

Fax:	+81 (3) 3240 5324
E-mail:	Tetsuya_Niimi@hd.mufg.jp

with copies to:

Sullivan & Cromwell LLP

Attention:	Donald J. Toumey
Keiji Hatano

125 Broad Street

New York, NY 10004

Fax: (212) 558-3588

E-mail:	toumeyd@sullcrom.com
hatanok@sullcrom.com

13

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

Section 9.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflicts of laws principles thereof that would govern, construe or enforce the Agreement under laws other than the State of Delaware.

Section 9.5 Submission to Jurisdiction. The Investor irrevocably submits to the non-exclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

Section 9.6 Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

Section 9.7 Entire Agreement. This Agreement, the Related Agreements and the schedules and exhibits attached to any such documents constitute the entire agreement between the Company and the Investor with respect to the subject matter hereof. This Agreement and the Related Agreements supersede all prior agreements with respect to the subject matter hereof.

Section 9.8 Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.9 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Section 9.10 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words

14

“include,” “includes” and “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States, and (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

Section 9.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Section 9.12 Process Agent. The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York or the State of Delaware or any other proceedings in connection with this Agreement.

Section 9.13 No Third Party Beneficiaries. Except for the transferees contemplated by clause (i) of the second sentence of Section 4.1(a), nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

MORGAN STANLEY

By:
Name:
Title:

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Investor Agreement]

Exhibit B

Form of Corporate Counsel Opinion (New Shares)

[Date]

Mitsubishi UFJ Financial Group, Inc.

Attention: Chief Manager, Corporate Planning Division

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo

Ladies and Gentlemen:

We have acted as special counsel for Morgan Stanley, a Delaware corporation (the “Company”), in connection with the Transaction Agreement between Mitsubishi UFJ Financial Group, Inc. (“MUFG”) and the Company dated as of April 21, 2011 (the “Transaction Agreement”) and an amendment to the Investor Agreement between MUFG and the Company dated as of [            ], 2011 (together with the Transaction Agreement, the “Transaction Documents”). The Transaction Agreement sets forth the terms and conditions under which MUFG will convert all the shares it holds of the Company’s 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Stock, par value $0.01 per share (the “Series B Securities”), into shares of common stock, par value $.01 per share, of the Company (the “Underlying Securities”). The Series B Securities were issued pursuant to the provisions of the Amended Certificate of Designations of Preferences and Rights dated as of October 13, 2008.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own its property, conduct its business and enter into and perform its obligations pursuant to the Transaction Documents.

2.	Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and each of the Transaction Documents is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.	The Underlying Securities initially issuable upon conversion of the Series B Securities have been duly authorized and reserved and, when issued upon conversion of the Series B Securities in accordance with the terms of the Series B Securities, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive rights under the General Corporation Law of the State of Delaware or the certificate of incorporation or the bylaws of the Company.

4.	Assuming the accuracy of the representations, warranties and agreements of the Company and MUFG in the Transaction Agreement, it is not necessary in connection with the issuance and delivery of the Underlying Securities to MUFG, in the manner provided for in the Transaction Agreement, to register the Underlying Securities under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Underlying Security.

5.	The execution and delivery by the Company of each of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not contravene any provision of the certificate of incorporation or the bylaws of the Company.

In rendering the opinions in paragraph (2) above, we have assumed that (i) the execution, delivery and performance by each party thereto of each Transaction Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Transaction Document is a valid, binding and enforceable agreement of MUFG.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Transaction Documents, the Series B Securities or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to either party to the Transaction Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you in connection with the Transaction Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit C

Form of Corporate Counsel Opinion (Series D Preferred Shares)

[Date]

Mitsubishi UFJ Financial Group, Inc.

Attention: Chief Manager, Corporate Planning Division

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo

Ladies and Gentlemen:

We have acted as special counsel for Morgan Stanley, a Delaware corporation (the “Company”), in connection with the Transaction Agreement between Mitsubishi UFJ Financial Group, Inc. (“MUFG”) and the Company dated as of April 21, 2011 (the “Transaction Agreement”). The Transaction Agreement sets forth the terms and conditions under which MUFG will convert all the shares it holds of the Company’s 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Stock, par value $0.01 per share (the “Series B Securities”), into shares of common stock, par value $.01 per share, of the Company (the “Underlying Securities”). The Series B Securities were issued pursuant to the provisions of the Amended Certificate of Designations of Preferences and Rights dated as of October 13, 2008. MUFG has the right under the terms and conditions set forth in the Transaction Agreement to exchange the Series B Securities it holds for an equal number of shares of the Company’s 10% Series D Non-Cumulative Non-Voting Perpetual Convertible Stock, par value $0.01 per share (the “Series D Securities”). If issued, the Series D Securities will be convertible into the Underlying Securities on the terms and conditions set forth in the Transaction Agreement and the form of Certificate of Designations attached as Exhibit D to the Transaction Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own its property and conduct its business.

2.	The Series D Securities have been duly authorized and, when issued and delivered to MUFG in exchange for the Series B Securities it holds pursuant to the Transaction Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive rights under the General Corporation Law of the State of Delaware or the certificate of incorporation or the bylaws of the Company.

3.	The Underlying Securities initially issuable upon conversion of the Series D Securities have been duly authorized and reserved and, when issued upon conversion of the Series D Securities in accordance with the terms of the Series D Securities, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive rights under the General Corporation Law of the State of Delaware or the certificate of incorporation or the bylaws of the Company.

4.	Assuming the accuracy of the representations, warranties and agreements of the Company and MUFG in the Transaction Agreement, it is not necessary in connection with the issuance and delivery of the Series D Securities to MUFG, in the manner provided for in the Transaction Agreement, to register the Series D Securities under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Series D Security.

5.	Assuming the accuracy of the representations, warranties and agreements of the Company and MUFG in the Transaction Agreement, it is not necessary in connection with the issuance and delivery of the

Underlying Securities to MUFG upon conversion of the Series D Securities, in accordance with the terms of the Series D Securities, to register the Underlying Securities under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Underlying Security.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Transaction Agreement, the Series B Securities, the Series D Securities or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to either party to the Transaction Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you in connection with the Transaction Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit D

Form of Certificate of Designations of Preferences and Rights of the 10% Series D Non-Cumulative
Non-Voting Perpetual

Convertible Preferred Stock, par value $0.01 per share

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS

OF THE

10% SERIES D NON-CUMULATIVE NON-VOTING PERPETUAL

CONVERTIBLE PREFERRED STOCK

($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Board of Directors of the Corporation adopted on April 20, 2011, the creation of Series D Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series D”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series D, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Series D Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.” Each share of Series D shall be identical in all respects to every other share of Series D, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2. Number of Shares. The authorized number of shares of Series D shall be 7,839,209. Shares of Series D that are purchased or otherwise acquired by the Corporation, or converted into Common Stock or another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series D by any Subsidiary of the Corporation.

3. Dividends.

(a) Rate. Holders of shares of Series D shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. Declared dividends on the Series D shall be payable from and including the date (the “Dividend Accrual Date”) that is the Dividend Payment Date (as such term is defined in the Amended Certificate of Designations of Preferences and Rights (the “Series B CoD”) of the Corporation’s 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock) immediately preceding the Issue Date; provided that if the Issue Date occurs after a Dividend Record Date (as defined in the Series B CoD) and on or prior to the immediately succeeding Dividend Payment Date (as defined in the Series B CoD), the “Dividend Accrual Date” shall be such immediately succeeding Dividend Payment Date. Declared dividends shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15 (each such date a “Dividend Payment Date”), commencing on the first such date after the Issue Date, unless the Issue Date occurs after a Dividend Record Date (as defined in the Series B CoD) and on or prior to the immediately succeeding Dividend Payment Date (as defined in the Series B CoD), in which case declared dividends shall be payable, in arrears, commencing on the second such Dividend Payment Date after the Issue Date. If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series D shall not be cumulative; Holders of Series D shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series D payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on that Dividend Payment Date or at any future time, whether or not dividends on the Series D are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series D on any Dividend Payment Date will be payable to holders of record of Series D as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

The term “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Dividend Accrual Date and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series D shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Priority of Dividends. The Series D will rank (i) senior to the Common Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series D, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series D (issued with the requisite consent of the Holders of the Series D, if required) and (iii) at least equally with each other class or series of Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. So long as any share of Series D remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series D has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series D and any shares of Parity Stock, all dividends declared on the Series D and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series D and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series D, from time to time out of any funds legally available for such payment, and the Series D shall not be entitled to participate in any such dividends.

4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of Series D shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series D in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series D as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series D will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series D and all holders of any stock of the Corporation ranking equally with the Series D as to such distribution, the amounts paid to the Holders of Series D and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series D and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series D and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series D will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c) Residual Distributions. If the Liquidation Preference on the Series D and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series D receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Voting Rights.

(a) General. The Holders of Series D shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series D, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series D or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series D or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series D and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series D and any other class or series of Voting Preferred Stock, the holders of the Series D and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series D or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series D as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A”), the Corporation’s 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, and the Corporation’s 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock (the “Series C”), in each case, if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series D and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c) Other Voting Rights. So long as any shares of Series D are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series D and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series D with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series D. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series D, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series D, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series D remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series D, taken as a whole;

provided, however, that for all purposes of this Section 5(c), neither the issuance of any Series D in accordance with the terms of the Transaction Agreement (as defined below) as in effect on the date hereof nor the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series D with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will be deemed to adversely affect the rights, preferences, privileges or voting powers of, and neither will require the affirmative vote or consent of, the holders of outstanding shares of Series D. In addition, any conversion of the Series D pursuant hereto shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series D. For purposes of clarification, no Holder of Series D shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause (iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series D for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d) Changes for Clarification. Without the consent of the holders of the Series D, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D, the Corporation may amend, alter, supplement or repeal any terms of the Series D:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series D that is not inconsistent with the provisions of this Certificate of Designations.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series D (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series D is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series D and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series D are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(f) Authorization of Certain Parity Stock. Until October 13, 2013, if the Initial Holder or an Affiliate thereof beneficially owns shares of Series D representing at least 15% of the shares of Series D initially issued to the Initial Holder, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the consent of the Initial Holder shall be necessary for effecting or validating any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking pari passu with the Series D with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation if such class or series of stock:

(i) is issued for consideration with a fair market value that is less than the liquidation preference thereof;

(ii) has a dividend rate that is (x) higher than the dividend rate applicable to the Series D and (y) substantially higher than the dividend rate that would then be carried by a substantially equivalent publicly traded security then issued by a similar issuer with a long-term unsecured debt credit rating substantially equivalent to that of the Corporation; or

(iii) is convertible or exchangeable into Common Stock at a per share conversion or exchange price that is less than the closing price of the Common Stock on the day prior to the date of issuance thereof or the date that a binding agreement for the purchase and sale of such shares is entered into, if different from the date of issuance;

provided, however, that this paragraph (f) shall not apply (and no vote or consent of the Initial Holder or any other Holder of any Series D shall be required) in connection with any of the following: (A) any authorization, creation or issuance of any preferred stock in connection with any merger, business combination or share exchange involving an unaffiliated third party for the purpose of replacing or substituting the outstanding series or class of preferred stock of such third party; (B) any broadly distributed underwritten offering of securities registered under the Securities Act of 1933, as amended; or (C) any broadly distributed placement of securities in a transaction exempt from registration under Rule 144A promulgated under the Securities Act of 1933.

6. Redemption. The shares of Series D shall not be redeemable.

7. Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series D, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of shares of the Series D;

(b) on a parity with shares of the Series D, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series D, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series D (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series D, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series D, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series D shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series D shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A, the Series C and any Parity Preferred Stock issued hereafter.

8. Additional Definitions. As used herein with respect to Series D:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a) the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b) if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking not affiliated with the Corporation retained by the Corporation for this purpose.

For the purposes of this Certificate of Designations, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Conversion Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as conversion agent for the Series D, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” means each of a Mandatory Conversion Date and a Non-Mandatory Conversion Date.

“Conversion Price” at any time means for each share of Series D the price equal to $1,000 divided by the Conversion Rate in effect at such time (initially $25.25).

“Conversion Rate” means initially 39.604 shares of Common Stock per share of Series D, subject to adjustment in accordance with the provisions of this Certificate of Designations.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the Common Stock trades, regular way, on the relevant exchange, or in the relevant market from which the Closing Price was obtained, without the right to receive such dividend or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

“Fundamental Change” means the occurrence, prior to the Mandatory Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction; or

(iii) shares of the Common Stock or shares of any other stock into which the Series D is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) and (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change; and provided, further, that with respect to any shares of Series D that are beneficially owned by the Initial Holder or its affiliates, a Fundamental Change with respect to clauses (i) or (ii) above will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Holder” means the Person in whose name the shares of Series D are registered, which may be treated by the Corporation, Transfer Agent, Registrar, dividend disbursing agent and Conversion Agent as the absolute owner of the shares of Series D for the purpose of disbursing dividends and settling conversions and for all other purposes.

“Initial Holder” means Mitsubishi UFJ Financial Group, Inc.

“Issue Date” means the date of original issuance of the Series D.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series D as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Make-Whole Acquisition” means the occurrence, prior to the Mandatory Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock; or

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive distributions of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction;

provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition; and provided, further, that with respect to any shares of Series D that are beneficially owned by the Initial Holder or its affiliates, a Make-Whole Acquisition will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Make-Whole Acquisition Stock Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common Stock. If such consideration consists of any property other than cash, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Mandatory Conversion Date” means the 3rd Trading Day immediately following the first date after termination of the Transaction Agreement pursuant to Article 8 thereof as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such termination date and preceding such first date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price.

“Non-Mandatory Conversion Date” means an Early Conversion Date, a Make-Whole Acquisition Conversion Date or a Fundamental Change Conversion Date.

“Open of Business” means 9:00 a.m., New York City time.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series D in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series D.

“Reference Price” means the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of Common Stock on each of the 10 Trading Days up to, but not including, the effective date of the Fundamental Change.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series D, and its successors and assigns or any other registrar appointed by the Corporation.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transaction Agreement” means the Transaction Agreement, dated as of April 21, 2011, between the Corporation and the Investor listed on the signature page thereto.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series D, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

9. Early Conversion at the Option of the Holder. Other than during a Make-Whole Acquisition Conversion Period, any Holder shall have the right to convert such Holder’s shares of Series D, in whole or in part (but in no event less than one share of Series D), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the then applicable Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 10(b). The date of such Early Conversion is referred to herein as the “Early Conversion Date.”

10. Conversion.

(a) Mandatory Conversion on Mandatory Conversion Date.

(i) [Omitted Intentionally.]

(ii) On the Mandatory Conversion Date, all of the outstanding shares of Series D will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series D will be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series D will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series D.

(iii) In addition to the number of shares of Common Stock issuable pursuant to this Section 10(a), if applicable, the Holders on a Mandatory Conversion Date shall have the right to receive an amount equal to any declared and unpaid dividends on the Series D for the most recent Dividend Period ending on a Mandatory Conversion Date to the extent such Holders were the Holders of record as of the Dividend Record Date for such dividend.

(b) Conversion Procedures for a Non-Mandatory Conversion Date. To effect conversion on a Non-Mandatory Conversion Date, a Holder who:

(i) holds a beneficial interest in a global certificate representing the Series D must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Series D in certificated form must:

(A) complete and manually sign the conversion notice on the back of the Series D certificate or a facsimile of the conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Series D to be converted to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e); and

(E) if required, pay all transfer or similar taxes or duties, if any.

The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable, which shall be the applicable Non-Mandatory Conversion Date. A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder(s) of such shares of Common Stock as of the Close of Business on the applicable Non-Mandatory Conversion Date. No allowance or adjustment, except as set forth in Section 11(a), shall be made in respect of dividends payable to Holders of Common Stock of record as of any date prior to such applicable Non-Mandatory Conversion Date. Prior to such applicable Non-Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series D shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series D.

In the event that a conversion is effected with respect to shares of Series D representing fewer than all the shares of Series D held by a Holder, upon such conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series D as to which conversion was not effected.

The Corporation shall deliver the shares of Common Stock to which the Holder converting pursuant to Section 9(a) is entitled on or prior to the third Trading Day immediately following the applicable Non-Mandatory Conversion Date.

(c) Conversion Upon Make-Whole Acquisition.

(i) In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series D (a “Make-Whole Acquisition Conversion”) at the then applicable Conversion Rate during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock in the form of Make-Whole Shares as set forth in this Section 10(c). The date of such Make-Whole Acquisition Conversion is referred to herein as the “Make-Whole Acquisition Conversion Date.”

(ii) The number of “Make-Whole Shares” shall be determined for the Series D by reference to the table below for the applicable Make-Whole Acquisition Stock Price:

$21.375	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$40.00

9.3474	8.2446	6.1634	4.4726	3.0670	1.8785	0.8903	0.0000

(A) The exact Make-Whole Acquisition Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1) if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts;

(2) if the Make-Whole Acquisition Stock Price is in excess of $40.00 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series D; and

(3) if the Make-Whole Acquisition Stock Price is less than $21.375 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series D.

(B) The Make-Whole Acquisition Stock Prices set forth in the table above (and the corresponding prices set forth in clauses (2) and (3) above) are subject to adjustment pursuant hereto and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above) shall equal the Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above), respectively, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Price adjustments and the denominator of which is the Conversion Rate as so adjusted. The number of Make-Whole Shares in the table above shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.

(iii) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition (or, if later, within two Business Days after the Corporation becomes aware of a Make-Whole Acquisition described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date on which the Make-Whole Acquisition is anticipated to be effected;

(B) the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition conversion option must be exercised;

(C) the amount of cash, securities and other consideration payable per share of Common Stock or Series D, respectively; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(iv) To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than the Close of Business on the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under Section 10(c)(iii), comply with the procedures set forth in Section 10(b).

(v) If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 10(c), the shares of Series D or successor securities held by it shall remain outstanding but shall not be eligible to receive Make-Whole Shares.

(vi) Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(vii) In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series D or successor securities representing fewer than all the shares of Series D or successor securities held by a Holder, upon such Make-Whole Acquisition Conversion, the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series D or such successor securities held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(viii) If a Holder elects to convert its shares of Series D in connection with a Make-Whole Acquisition, such Holder shall not be entitled to an adjusted conversion price pursuant to Section 10(g) to the extent such Make-Whole Acquisition also constitutes a Fundamental Change.

(d) Registration of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series D should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Dividends. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series D is prior to the Close of Business on the Dividend Record Date relating to any declared dividend for the Dividend Period in which such Holder is electing to convert, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series D is after the Close of Business on the Dividend Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record at the Close of Business on the Dividend Record Date for that dividend. Notwithstanding the preceding sentence, if the Non-Mandatory Conversion Date is after the Close of Business on the Dividend Record Date and prior to the Open of Business on the Dividend Payment Date, whether or not such Holder was the Holder of record at the Close of Business on the Dividend Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series D an amount in cash equal to the dividend payable on the Dividend Payment Date for the then-current Dividend Period on the shares of Series D being converted.

(f) Outstanding Shares of Series D. Shares of Series D shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Series D.

(g) Conversion Upon Fundamental Change.

(i) If the Reference Price in connection with a Fundamental Change is less than the then applicable Conversion Price, a Holder may convert each share of Series D during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $12.6250, subject to adjustment as described herein (the “Base Price”). The date of such conversion upon a Fundamental Change is referred to herein as the “Fundamental Change Conversion Date.”

(ii) The Base Price shall be adjusted as of any date the Conversion Rate of the Series D is adjusted pursuant hereto. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted. If the Reference Price is less than the Base Price, Holders shall receive a maximum of 79.2079 shares of Common Stock per share of Series D (subject to adjustment in a manner inverse to the adjustments to the Base Price).

(iii) On or before the 20th day prior to the date on which the Corporation anticipates consummating the Fundamental Change (or, if later, within two Business Days after the Corporation becomes aware of a Fundamental Change described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date on which the Fundamental Change is anticipated to be effected; and

(B) the date, which shall be 30 days after the effective date of a Fundamental Change, by which the Fundamental Change conversion option must be exercised.

(iv) On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date that shall be 30 days after the effective date of the Fundamental Change;

(B) the adjusted conversion price following the Fundamental Change;

(C) the amount of cash, securities and other consideration payable per share of Common Stock or Series D, respectively; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(v) To exercise its conversion option upon a Fundamental Change, a Holder must, no later than the Close of Business on the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under Section 10(g)(iv), comply with the procedures set forth in Section 10(b).

(vi) If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 10(g), the shares of Series D or successor securities held by it will remain outstanding but shall not thereafter be entitled to convert in accordance with Section 10(g).

(vii) Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(viii) In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series D or successor securities representing fewer than all the shares of Series D or successor securities held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series D or such successor securities held by the Holder as to which a conversion upon a Fundamental Change was not effected.

(ix) If a Holder elects to convert its shares of Series D in connection with a Fundamental Change, such Holder shall not be entitled to Make-Whole Shares pursuant to Section 10(c) to the extent such Fundamental Change also constitutes a Make-Whole Acquisition.

(h) A Holder cannot effect both a Make-Whole Acquisition Conversion and a Fundamental Change Conversion with respect to a share of Series D.

(i) Notwithstanding anything to the contrary in this Certificate of Designations, a Holder of shares of Series D shall not, for a period of 35 calendar days after any Conversion Date, sell any shares of Common Stock or other equity securities it receives upon conversion of the shares it converted on such Conversion Date.

11. Anti-Dilution Adjustments.

(a) The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i) If the Corporation, at any time or from time to time while any of the Series D is outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS’

OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or combination, as applicable;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable.

The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Except as otherwise provided for by Section 11(a)(iv) below, if the Corporation, at any time or from time to time while any of the Series D is outstanding, distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X

OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Corporation’s Board of Directors.

(iii) If the Corporation, at any time or from time to time while any of the Series D is outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than Common Stock as covered by Section 11(a)(i) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s Capital Stock or other securities, but excluding (i) dividends or distributions as to which an adjustment under Section 11(a)(i), Section 11(a)(ii) or Section 11(a)(iv) hereof shall apply, (ii) dividends or distributions paid exclusively in Cash and (iii) Spin-Offs to which the provision set forth below in this Section 11(a)(iii) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire the Corporation’s Common Stock or other securities, hereinafter in this Section 11(a)(iii) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0

	SP0 –	FMV

Where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Corporation’s Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Notwithstanding the foregoing, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Distributed Property is distributed to holders of Common Stock, but without requiring such Holder to convert its shares of Series D, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11(a)(iii) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 11(a)(iii).

With respect to an adjustment pursuant to this Section 11(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR0 x	FMV +	MP0

MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the new Conversion Rate in effect from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off (it being agreed that notwithstanding Section 9(a), the Holder of the Series D shall not be entitled to convert the Series D pursuant to an Early Conversion prior to such 10th Trading Day).

For purposes of this Section 11(a)(iii), Section 11(a)(i) and Section 11(a)(ii) hereof, any dividend or distribution to which this Section 11(a)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11(a)(i) or 11(a)(ii) hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any Conversion Rate adjustment required by this Section 11 (a)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any further Conversion Rate adjustment required by Section 11(a)(i) and 11(a)(ii) hereof with respect to such dividend or distribution shall then be made), except (A) the Close of Business on the Record Date of such dividend or distribution shall be substituted for “the Close of Business on the Record Date,” “the Close of Business on the Record Date or the Close of Business on the effective date,” “after the Close of Business on the Record Date for such dividend or distribution or the Close of Business on the effective date of such share split or share combination” and “the Close of Business on the Record Date for such distribution” within the meaning of Section 11(a)(i) and Section 11(a)(ii) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date or the Close of Business on the effective date” within the meaning of Section 11(a)(i) hereof.

(iv) If the Corporation, at any time or from time to time while any of the Series D is outstanding, distributes rights or warrants to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 11(a)(iii) above, (and no adjustment to the Conversion Rate under Section 11(a)(iii) above will be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 11(a)(iii) above. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11(a)(iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

(v) (1) If the Corporation, at any time or from time to time while any of the Series D is outstanding, makes a regular, quarterly Cash dividend or distribution to all or substantially all holders of Common Stock during any quarterly fiscal period that exceeds $0.27 (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0

SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock in excess of the Initial Dividend Threshold.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate pursuant to clauses (1) or (2) of this Section 11(a)(v).

(2) If the Corporation pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0

	SP0 –	C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock

(3) Notwithstanding the foregoing, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Cash dividend or distribution is paid to holders of Common Stock, but without requiring such Holder to convert its shares of Series D, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4) For the avoidance of doubt, for purposes of this Section 11(a)(v), in the event of any reclassification of the Common Stock, as a result of which the Series D becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11(a)(v), references in this Section to one share of Common Stock or

Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Series D is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(vi) If the Corporation or any of its Subsidiaries makes a payment of Cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such Cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)

OS0 x SP’

Where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the expiration date;
CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Corporation’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average Closing Price of Common Stock over the ten consecutive Trading Days ending on the Trading Day next succeeding the expiration date.

If the Corporation or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 11(a)(vi) with respect to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 11(a)(vi).

(vii) For purposes of this Section 11(a) the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(viii) If application of the formulas provided in Sections 11(a)(i), 11(a)(ii), 11(a)(iii), 11(a)(iv), 11(a)(v) or 11(a)(vi) above would result in a decrease in the Conversion Rate, no adjustment (other than a readjustment as described in such sections) to the Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.

(ix) If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Corporation’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 11(a), during such period.

(x) Notwithstanding any of the foregoing clauses in this Section 11, no adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 11(a)(x) is not required to be made shall be carried forward and the Corporation shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Series D. All calculations under this Section 11 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made (i) for issuances of Common Stock pursuant to any present or future plan for reinvestment of dividends or interest payable on the Corporation’s securities or the investment of additional optional amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Corporation or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series D was first issued, (iv) for a change in the par value of the Common Stock, (v) for repurchases of shares of Common Stock in open market transactions or privately negotiated transactions, or (vi) for accumulated and unpaid dividends, other than as expressly contemplated by Section 11(a)(i).

No adjustment to the Conversion Rate need be made pursuant to Section 11(a)(i) through (ix) above for a transaction if Holders are permitted to participate in the transaction without conversion, concurrently with the holders of Common Stock, on a basis and with notice that the Board of Directors of the Corporation determines in good faith to be fair and appropriate in light of the basis and notice to holders of Common Stock participating in the transaction.

Whenever a provision of this Certificate of Designations requires the calculation of an average of the Closing Price over a span of multiple days, the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

(xi) Upon conversion of the Series D, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any shareholder rights agreement of the Corporation that provides that each share of Common Stock issued upon conversion of the Series D at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 11(a)(iv) hereof. If, prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property or rights or warrants as described in Section 11(a)(iv) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(xii) Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Corporation; provided the Corporation has given to the Conversion Agent and DTC at least 15 days’ prior notice of any such increase in the Conversion Rate and the period during which it will be in effect. Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 11 hereof, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders or other events.

(xiii) Whenever the Conversion Rate is adjusted as herein provided, the Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the Corporation shall provide upon the request of a Holder of Series D, to the extent not posted on the Corporation website, a brief statement setting forth in reasonable detail how the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

(xiv) For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(xv) If the record date for a dividend or distribution on Common Stock occurs prior to a Mandatory Conversion Date and the payment date for a dividend or distribution on Common Stock occurs after a Mandatory Conversion Date, and such dividend or distribution would have resulted in an adjustment to the Conversion Rate if such dividend or distribution does not result in an adjustment to the Conversion Rate but were paid prior to such Mandatory Conversion Date, then without duplication the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In that case, the Holders will receive the number of shares of Common Stock issuable upon the applicable Mandatory Conversion Date together with the dividend or distribution on such shares of Common Stock so converted.

12. Reorganization Events.

(a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation;

(ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(iii) any statutory share exchange of the Corporation with another Person (other than in connection with a merger or acquisition); or

(iv) any liquidation, dissolution or termination of the Corporation;

in each case in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series D outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind of cash, securities and other property receivable in such Reorganization Event by a holder of one share of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such cash, securities and other property, the “Exchange Property”).

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the “Exchange Property” that Holders of the

Series D will be entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). The number of units of Exchange Property for each share of Series D converted following the effective date of such Reorganization Event shall be determined based on the Conversion Rate then in effect on the applicable Conversion Date, determined as if the references to a “share of Common Stock” in this Certificate of Designations were to “unit of Exchange Property.”

(c) After a Reorganization Event, for purposes of determining whether a Mandatory Conversion Date has occurred, the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 12, references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

(d) The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(e) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12 or the validity of any Reorganization Event.

13. Fractional Shares.

(a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series D.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 10(a) or a conversion at the option of the Holder pursuant to Section 9(a), Section 10(c) or Section 10(g), the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i) in the case of a mandatory conversion pursuant to Section 10(a), a Make Whole Acquisition conversion pursuant to Section 10(c) or a Conversion Upon Fundamental Change pursuant to Section 10(g), the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the applicable Conversion Date; or

(ii) in the case of an Early Conversion pursuant to Section 9(a), the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

(c) If more than one share of the Series D is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series D so surrendered.

14. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Series D as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series D then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series D shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series D, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series D shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series D, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series D; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series D into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series D in accordance with the requirements of such exchange or automated quotation system at such time.

15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series D may deem and treat the record holder of any share of Series D as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

16. Notices. All notices or communications in respect of Series D shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

17. Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series D shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

18. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series D from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine;

provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

19. Other Rights. The shares of Series D shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law.

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IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this             day of [            ], 2011.

MORGAN STANLEY

By
Name:
Title:

Schedule A

Required Approvals

Australia/Foreign Investments Review Board

Cayman Islands/Cayman Islands Monetary Authority or confirmation with Cayman Islands/Cayman Islands Monetary Authority that no approval is required)

Ireland/Central Bank

Japan/Fair Trade Commission

Luxembourg/Commissariat aux Assurances

Singapore/Monetary Authority of Singapore (or confirmation with Monetary Authority of Singapore that no approval is required)

Spain/Comisión Nacional del Mercado de Valores

Turkey/Capital Markets Board (or confirmation with Turkey/Capital Markets Board that no approval is required)

United Kingdom/Financial Services Authority

United States/Federal Energy Regulatory Commission